Exhibit 3.1



                           CERTIFICATE OF DESIGNATION

                                       of

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                         TOUCHSTONE RESOURCES USA, INC.

                           Pursuant to Section 151 of
                      the Delaware General Corporation Law

      Touchstone Resources USA, Inc., a Delaware corporation (the "Company"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its board of directors ("Board of Directors"), in an action taken February 22, 2005, duly adopted the following resolutions adopting a series of its preferred stock, $.001 par value ("Preferred Stock"), designating a segment thereof as Series A Convertible Preferred Stock.

      WHEREAS, the Certificate of Incorporation presently authorizes the issuance of up to 5,000,000 shares of Preferred Stock in one or more series upon terms and conditions that are to be designated by the Board of Directors, of which no shares are currently issued and outstanding;

      WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and provide for the rights, designation, number, powers, preferences, limitations, restrictions, relative rights and other special rights relating to a series of its Preferred Stock, designating a segment thereof as "Series A Convertible Preferred Stock"; and

      WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to designate 2,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock and to offer and sell up to 1,000,000 shares of Series A Convertible Preferred Stock in connection with the Company's Confidential Private Placement Memorandum dated February 22, 2005 (the "PPM").

      NOW, THEREFORE, be it:

      RESOLVED, that a series of its authorized Preferred Stock of the Company hereinafter designated "Series A Convertible Preferred Stock, be, and it hereby is, created, and that the rights, designation, number, powers, preferences, limitations, restrictions, relative rights and other special rights of the shares of such series are as follows:

Section 1.  Designation and Amount.

      2,000,000 shares of Preferred Stock are hereby designated as "Series A Convertible Preferred Stock" ("Series A Convertible Preferred Stock") which may be issued in whole shares only. The Series A Convertible Preferred Stock shall have a stated value (the "Stated Value") of $11.00 per share.

Section 2.  Dividends and Distributions.

      (a) The holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive dividends, accruing from the date of issuance (the "Series A Convertible Preferred Stock Issue Date") or the most recent Dividend Payment Date (as defined below) on which dividends have been paid, payable annually in arrears on December 31st of each year, commencing on the Series A Convertible Preferred Stock Issue Date (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the date that is 15 days prior to the Dividend Payment Date (each, a "Record Date"). Dividends shall be paid, when, as and if declared by the Company's Board of Directors out of funds legally available for the payment thereof, at the rate of eight percent (8%) of the Stated Value (equivalent to eighty-eight cents ($.88)) per annum per share of Series A Convertible Preferred Stock if paid in cash, and twelve percent (12%) of the Stated Value (equivalent to one dollar thirty-two cents ($1.32)) per annum per share of Series A Convertible Preferred Stock if paid in shares of Common Stock, all as adjusted for splits, reverse splits, stock dividends, share combinations and the like. Dividends payable on the Series A Convertible Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

      (b) In the Holder's sole discretion, dividends payable on the Series A Convertible Preferred Stock shall be paid in either (i) immediately available cash funds, or (ii) in shares of Common Stock, so long as such shares are duly authorized, fully paid, non-assessable. If the holder elects to receive the payment of any dividend in shares of Common Stock, such payment shall be equal to the number of shares of Common Stock that the dividend payment would purchase for a purchase price equal to average daily Closing Price (as defined in Section 2(e) below) for the five (5) consecutive Trading Days (as defined in Section 2(e) below) immediately preceding the Dividend Payment Date, and the Company shall pay such dividend, including all shares (and any cash adjustment), within three (3) Business Days of the Dividend Payment Date for which such payment in shares of Common Stock applies. In lieu of any fractional share of Common Stock which would otherwise be issued in payment of a dividend on a Dividend Payment Date, the Company shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the Closing Price multiplied by the fractional interest to the nearest 1/100th of a percent that otherwise would have been issued in payment of such dividend. On each Dividend Payment Date, all dividends that shall have accrued on each share of Series A Convertible Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due" whether or not there shall be funds legally available for payment thereof. Any dividend payable in cash that shall not be paid on the Dividend Payment Date on which it shall become due (whether because of the absence of legally available funds for the payment thereof or otherwise) shall be deemed to be "past due" until such dividend shall be paid. Any dividend payable in shares of Common Stock of the Company that shall not be paid on the Dividend Payment Date on which it shall become due (without regard to the reason for such failure) shall be deemed to be "past due" on the third Business Day following the Dividend Payment Date and shall remain "past due" until such dividend shall be paid. Any dividend intended to be paid in shares of Common Stock of the Company that remains past due for a period of


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

thirty (30) days shall thereafter be paid in cash. No interest, sum of money in lieu of interest, other property or other securities shall be payable on or as a result of any dividend payment or payments being past due. Dividends paid on shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Notwithstanding anything herein to the contrary, in no event shall a holder of Series A Convertible Preferred Stock be required to receive dividends payable in Common Stock, and such holder shall instead be entitled to receive payment of dividends under this Section 2 in cash. The provisions of this Section 2 may be waived by a holder as to itself (and solely as to itself) upon not less than 60 days prior written notice to the Company, and the provisions of this Section 2 shall continue to apply until such 60th day (or later, if stated in the notice of waiver).

      (c) If dividends are not paid in full, or declared in full and sums set aside for the payment thereof upon the Series A Convertible Preferred Stock all dividends declared upon shares of the Series A Convertible Preferred Stock will, when, as and if declared by the Company's Board of Directors, be declared pro rata on a share-by-share basis among all such shares at the time outstanding. Except as set forth above, unless full cumulative dividends on the Series A Convertible Preferred Stock have been paid, or declared and sums set aside for the payment thereof, dividends, other than in Common Stock or other securities of a class or series of stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively, "Junior Securities"), may not be paid, or declared and sums set aside for payment thereof, and other distributions may not be made upon the Common Stock or other Junior Securities.

      (d) Dividends on the Series A Convertible Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends, and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.

      (e) "Closing Price" for any day, means: (i) the last reported sales price regular way of the Common Stock on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, the average of the closing bid and asked prices, regular way, on such day for the Common Stock as officially quoted on any such securities exchange or system, (iii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the Common Stock in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or (iv) if no sale takes place on such day, the average of the high and low bid price of the Common Stock on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or
(v) if no bid and asked prices are reported for the Common Stock by the National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported in the "pink sheets" by the Pink Sheets LLC. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the "pink sheets," the Closing Price shall be the fair market value thereof determined by the Board of Directors of the Company in good faith. "Trading Day" means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, winding-up or dissolution of the Company, as to which Section 4 shall apply.

Section 3.  Voting Rights.

      Except as otherwise provided in the Delaware General Company Law, the shares of Series A Convertible Preferred Stock shall not be entitled to voting rights.

Section 4.  Liquidation, Dissolution or Winding Up.

      If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company (each a "Liquidation Event"), no distribution shall be made to the holders of shares of Common Stock unless, prior thereto, the holders of each share of Series A
Convertible Preferred Stock shall have first received an amount in cash or equivalent value in securities or other consideration equal to the Stated Value of the Series A Convertible Preferred Stock plus all accrued but unpaid dividends thereon (the "Liquidation Amount"). If, upon any Liquidation Event, the amount so payable or distributable is insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full Liquidation Amount to which they shall be entitled, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably according to the respective Liquidation Amounts due to each of the holders of the Series A Convertible Preferred Stock. Upon the completion of the distribution required by this Section 4 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Common Stock, pro rata, based on the number of shares of Common Stock held by each.

Section 5.  Conversion.

      To the extent not previously paid, all accumulated and past due dividends or distributions on shares of Series A Convertible Preferred Stock, whether or not declared by the Company, if any, shall be paid in cash concurrently with any conversion under this Section 5.

      (a)   Optional Conversion.

            (i)   Subject to and upon  compliance  with the  provisions  of this
Section 5, each share of Series A Convertible Preferred Stock shall, at the option of the holder thereof, be convertible at any time into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing (x) the sum of the Stated Value, plus, to the extent not paid in cash on the business day following the receipt of the notice of conversion, all accrued and unpaid dividends on such shares, by (y) the Conversion Price (as defined in Section 5(e)) in effect at the time of conversion).

            (ii) To convert Series A Convertible Preferred Stock, the holder of one or more shares of Series A Convertible Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at any of the offices or agencies to be maintained for such purpose by the Company and shall give written notice of conversion in the form provided on such shares of Series A Convertible Preferred Stock (or such other notice as is acceptable to the Company) to the Company at such office or agency that the holder elects to convert the shares of Series A Convertible Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock, which shall be issuable in such conversion, shall be issued. Each certificate representing a share of Series A Convertible Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by
(A) instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or his duly authorized attorney, (B) an amount sufficient to pay any transfer or similar tax, if applicable, and (C) only if the conversion shares are to be registered in the name of a Person other than the holder, an opinion of counsel satisfactory to the Company that the issuance of the shares issuable on conversion are exempt from the registration requirements of the Securities Act. Within three (3) Business Days after the surrender of certificates representing such shares of Series A Convertible Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or as designated in such holder's written instructions, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 5(e)(iv).

            (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates representing such shares of Series A Convertible Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be based upon the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Price in effect on the date upon which certificates representing such shares of Series A Convertible Preferred Stock shall have been surrendered and such notice received by the Company.

      (b)   Mandatory Conversion.

            (i) Each share of Series A Convertible Preferred Stock outstanding on the Mandatory Conversion Date (as defined herein) shall automatically and without any action on the part of the holder thereof, convert into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing: (x) the sum of the Stated Value, plus, to the extent not paid in cash on the Business Day following the receipt by the Company of certificates representing such shares of Series A Convertible Preferred Stock, all accrued and unpaid dividends on such shares, by (y) the Conversion Price in effect at the time of conversion. The term "Mandatory Conversion Date" is the date, if any, on which the volume weighted average Closing Price for the shares of Common Stock has been equal to or greater than 150% of the Conversion Price during 20 consecutive Trading Days during the period commencing on the first Trading Day after the SEC declares effective a registration statement filed by the Company with the United States Securities and Exchange Commission permitting the public sale of the shares of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock. It shall be an absolute condition to any mandatory conversion that such registration statement shall be effective, with no stop-order, and with no suspensions of resales thereunder, during the entire 20 Trading Day period described above.

            (ii) On the Mandatory Conversion Date, the outstanding shares of Series A Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series A Convertible Preferred Stock unless certificates evidencing such shares of Series A Convertible Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series A Convertible Preferred Stock pursuant to this Section 5(b), the holders of the Series A Convertible Preferred Stock shall surrender the certificates representing the Series A Convertible Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion as soon as practicable following the holder's delivery of the applicable certificates for the Series A Convertible Preferred Stock within three (3) business days following the date on which the Company receives the applicable certificates for the Series A Convertible Preferred Stock from the holder.


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

      (c) Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share of Series A Convertible Preferred Stock, the Company shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Closing Price on the business day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

      (d) Dividends Payable After Conversion. Holders of Series A Convertible Preferred Stock at the close of business on a Record Date will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date but prior to such Dividend Payment Date.

      (e) Conversion Price. The "Conversion Price" shall mean and be $1.10 per share, subject to adjustment from time to time by the Company as follows:

            (i) If the Company shall at any time: (A) pay a dividend or make a distribution on its Common Stock, each in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by recapitalization or reclassification of its Common Stock any shares of capital stock of the Company, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which such holder would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5(e)(i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this
Section 5(e)(i), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive, absent manifest error or absence of good faith, and shall be described in the certificate delivered pursuant to Section 5(e)(vi) below) shall determine, in good faith, the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. Any reference to "distribution" contained in this
Section 5(e)(i) shall not be deemed to include any distribution made in connection with any liquidation, winding-up or dissolution of the Company, as to which Section 4 shall apply.

            (ii)  If the Company, prior to June 30, 2005:

                  (A) issues or sells any shares of Common Stock that are Covered Securities (as defined in Section 5(e)(viii));


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

                  (B) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase shares of Common Stock that are Covered Securities or any stock or other securities convertible into or exchangeable for shares of Common Stock that are Covered Securities
(such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"); or

                  (C) in any manner issues or sells any Convertible Securities that are Covered Securities;

for: (1) with respect to paragraph (ii)(A), a price per share less than the Conversion Price in effect immediately prior to such issuance or sale, or (2) with respect to paragraphs (ii)(B) or (ii)(C) above, a price per share
(including the consideration per share paid on issuance of the Option or Convertible Securities) for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price then in effect immediately prior to such issuance, sale or grant, then, immediately after such issuance, sale or grant, the Conversion Price shall be reduced to such lower price or consideration per share. No further modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Options or Convertible Securities. If there is a change at any time in: (i) the exercise price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Conversion Price shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided, however, that if such adjustment would result in an increase in the Conversion Price and such Conversion Price, as adjusted, would exceed the initial Conversion Price on the Series A Convertible Preferred Stock Issue Date, the Conversion Price shall be increased to, but shall not exceed, the price that is equal to the initial Conversion Price on the Series A Convertible Preferred Stock Issue Date. In no event shall the Conversion Price exceed the initial Conversion Price on the Series A Convertible Preferred Stock Issue Date. However, upon the expiration of any such Options or Convertible Securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(e)(ii), if all or any portion of any such Options or Convertible Securities shall not have been exercised or converted, the value of such Options or Convertible Securities shall be deducted from the Offering Proceeds (as defined in Section 5(e)(viii)) for the purpose of determining whether such Options or Convertible Securities are Covered Securities.

            (iii) In case the Company shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock any capital stock (other than Common Stock), assets, evidences of indebtedness, or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Sections 5(e)(ii) and (iii), dividends or distributions payable in stock for which adjustment is made pursuant to Section 5(e)(i), dividends and distributions or rights or warrants to subscribe for or purchase securities of the Company paid in cash out of the retained earnings of the Company, and distributions upon mergers, consolidations, sales or transfers to which Section 5(e)(iv) applies), then in each such case the Conversion Price shall be adjusted


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

so that the same shall equal the price determined by multiplying the Conversion Price in effective immediately prior to the record date of such distribution by a fraction of which the numerator shall be the average Closing Price of the Common Stock for the 20 consecutive Trading Days preceding the record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed by the Company with the Transfer Agent) of the portion of the capital stock, assets or the evidences of indebtedness so distributed to the holder of one (1) share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such average Closing Price of the Common Stock for the 20 consecutive Trading Days preceding the record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Any reference to "distribution" contained in this
Section 5(e)(iii) shall not be deemed to include any distribution made in connection with any liquidation, winding-up or dissolution of the Company, as to which Section 4 shall apply.

            (iv) Notwithstanding any other provision herein to the contrary, in case of any merger or consolidation to which the Company is a party (other than a merger in which the Company is the successor entity that does not result in any capital reclassification, reorganization or consolidation, or other change, in the Common Stock of the Company, or a consolidation or merger between the Company and a wholly-owned subsidiary of the Company), or in the case of any sale or transfer of all or substantially all of the Company's property and assets to another entity (other than a transfer to a wholly-owned subsidiary of the Company), there will be no adjustment of the Conversion Price, and lawful provision shall be made by the entity formed by such consolidation or the entity whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the entity which shall have acquired such assets of the Company, such that each share of Series A Convertible Preferred Stock then outstanding together with all accrued and unpaid dividends due thereon will, without the consent of the holder thereof, be converted into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock together with all accrued and unpaid dividends due thereon was convertible immediately prior to such merger, consolidation, sale or transfer assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer.

            (v) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent (1%) of such price; provided, however, that any adjustment that by reason of this subsection (v) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5(e) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5(e) to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 5(e), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients.

            (vi) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A Convertible Preferred Stock so adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of shares of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (A) such adjustments and readjustments,
(B) the adjusted Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

            (vii) For the purposes of this Section 5(e), the consideration for the issue or sale of any securities of the Company shall, irrespective of the accounting treatment of such consideration, (x) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, and (y) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the board of directors of the Company.

            (viii)"Covered Securities" shall mean securities issued by the Company in a private offering for the purpose of raising capital for the Company; provided, however, that the aggregate net proceeds received by the Company in such offering (the "Offering Proceeds") exceeds fifty percent (50%) of the aggregate net proceeds received by the Company in the offering of securities being effected by the Company pursuant to the PPM. Such term specifically excludes securities not issued by the Company in a private offering for the purpose of raising capital, including, but not limited to, capital stock or other securities offered or issued: (A) to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, (B) in connection with a bona fide investment in or by the Company, any acquisition of another corporation or entity by the Company, whether by merger, consolidation, purchase of all or substantially all of the assets of such corporation or entity, share exchange or reorganization, any acquisition of any interests, rights or other assets of another corporation or entity by the Company, or any similar transaction, (C) pursuant to equipment leases or debt financings, (D) to employees, directors, consultants, suppliers, customers or other business or joint venture partners for the primary purpose of soliciting or retaining their services or compensating them for their services, (E) pursuant to the exercise or conversion of exercisable or convertible securities that are outstanding on the Series A Convertible Preferred Stock Issue Date, or
(F) in connection with any stock split or combination, stock dividend or distribution, reclassification or recapitalization, or similar action by the Company.

      (f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Convertible Preferred Stock against impairment.

      (g) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of all shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (h)   Payment of Taxes.

            (i) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Common Stock upon the conversion Series A Convertible Preferred Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates for Common Stock in a name other than that of the holder of a certificate for Series A Convertible Preferred Stock surrendered upon the conversion of Series A Convertible Preferred Stock, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (ii) Upon conversion of Series A Convertible Preferred Stock, the Company shall have the right (but only to the extent that the Company is required by law to withhold any federal, state and local taxes) to require the holder thereof to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for Common Stock issuable pursuant to the conversion of Series A Convertible Preferred Stock.

            (iii) A holder of Series A Convertible Preferred Stock who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount: (A) in cash; (B) in the discretion of the Company's Chief Executive Officer, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate current market value equal to the tax obligation, provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the holder of Series A Convertible Preferred Stock for at least six (6) months; (C) in the discretion of the Company's Chief Executive Officer, through the withholding of shares of common stock of the Company otherwise issuable to the holder of Series A Convertible Preferred Stock in connection with the conversion of Series A Convertible Preferred Stock; or (D) in the discretion of the Company's Chief Executive Officer, through a combination of the procedures set forth in clauses (A), (B) and (C) of this Section 5(h)(iii).

Section 6.  Reacquired Shares.

      Any shares of Series A Convertible Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation Law. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.001 par value, of the Company and may be reissued as part of this or another series of Preferred Stock, $.001 par value, of the Company; and be it further

      RESOLVED, that the appropriate officers of the Company are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its Chief Executive Officer this 29th day of March, 2005.

                                        TOUCHSTONE RESOURCES USA, INC.



                                        By:    /s/ Stephen P. Harrington
                                             -----------------------------------
                                               Name:  Stephen P. Harrington
                                               Title: Chief Executive Officer


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